VAULT AMERICA, INC.

PRESS RELEASE

FOR RELEASE ON November 5, 2008

Trading Symbol: VAMA (OTCBB)

Company Consolidates Operations

Calgary, Alberta – November 5, 2008 – VAULT AMERICA, INC.; (NASDAQ: OTC.BB - Symbol: VAMA) – Hal Schultz, President of Vault America, Inc. (“Vault”), reports that the Company has completed the sale of its ATM assets operated by its wholly-owned subsidiary, Security Bancorp Inc.  Assuming standard business conditions and practices within the industry, the company will realize $1.2 million as net proceeds from the sale.  Citing limited internal growth of the Security Bancorp ATM division of the company over the last few years of operations as the driving factor in the decision to sell these underperforming assets, Schultz states that the proceeds of the sale will be applied toward areas of internal business development as well as the examination of additional business opportunities designed to grow the company and add shareholder value.

“We believe this represents a very positive step forward for the company,” said Schultz.  “In connection with the sale of these assets, the company has also significantly reduced its ongoing operational expenses and will be in a much enhanced and far more efficient position to consider its next phase of corporate development and growth.”

Cautionary Statement: This news release may include certain "Forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act, as amended. All statements, other than statements of historical fact, included in this release are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.  All forward-looking statements in this release are expressly qualified by this notice.

Contact:

Vault America, Inc.

(403) 319-0236

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